                                                                    EXHIBIT 3.41

[SEAL]

                          COMMONWEALTH OF PENNSYLVANIA

                           [DEPARTMENT OF STATE LOGO]

               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law, and

     WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

                            LIBERTY PRODUCTIONS, INC.

     THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

                    GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 30th day of August in the year of our Lord one thousand nine hundred and seventy-eight and of the Commonwealth the two hundred and third.

                                               /s/ Barton A. Fields
                                               ---------------------------------
                                                 Secretary of the Commonwealth
                                                               ec

[SEAL]

                                     673991

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

APPLICANT'S ACCOUNT NO.________         Filed this 30th day of August, A.D. 1978
                                        Commonwealth of Pennsylvania
DSCB BCL-204 (Rev.8-72)                 Department of State

FILING FEE: $75
AIB-7

                                            /s/ Barton A. Fields
                                        Secretary of the Commonwealth         ec

ARTICLES OF
INCORPORATION-
DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of section 294 of the Business Corporation Law, act of May 5, 1933 (P.L.364) (15 P.S. Section 1204) the undersigned desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.   The name of the corporation is:  Liberty Productions, Inc.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

      2224 Paxton Street, P.O. Box 4097
--------------------------------------------------------------------------------
           (NUMBER)                          (STREET)

          Harrisburg                 Pennsylvania              17111
--------------------------------------------------------------------------------
                   (CITY)                                        (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: TO ENGAGE IN ANY AND ALL LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE PENNSYLVANIA BUSINESS CORPORATION LAW.

4.   The term for which the corporation is to exist is: Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:
          250 Shares of Authorized Stock At $100.00 par value each.

[SEAL]

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by their incorporator(s) is (are):

                                          ADDRESS
     NAME                 (including street and number, if any)                  NUMBER AND CLASS OF SHARES
Robert D. Lilley,        2224 Paxton Street, Box 4234, Harrisburg, PA 17111             25 Shares

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 29 day of August, 1978.

------------------------(SEAL)                    /s/ Robert D. Lilley
                                                  -----------------------(SEAL)
                                                      Robert D. Lilley
                                                  -----------------------(SEAL)


INSTRUCTIONS FOR COMPLETION OF FORM:

     A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

     B. One or more corporations or natural persons of full age may incorporate a business corporation.

     C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9...etc.

     D.   The following shall accompany this form:

          (1) Three copies of Form DSCB:BCL -- 206 (Registry Statement Domestic or Foreign Business Corporation).

          (2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

          (3)  Any necessary governmental approvals.

     E. BCL Section 205 (15 Pa. S. Section 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.